UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2018 (May 9, 2018)

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01     Entry into a Material Definitive Agreement.

CLO Transaction Overview
On May 9, 2018 (the “Closing Date”), Granite Point Mortgage Trust Inc. (the “Company”) entered into a collateralized loan obligation through its wholly-owned subsidiaries GPMT 2018-FL1, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, as issuer (the “Issuer”), and GPMT 2018-FL1 LLC, a Delaware limited liability company, as co-issuer (the “Co-Issuer” and together with the Issuer, the “Issuers”). On the Closing Date, the Issuers co-issued the aggregate principal amounts of the following classes of notes pursuant to the terms of an indenture, dated as of May 9, 2018 (the “Indenture”), by and among the Issuers, GPMT Seller LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authentication agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, the “Note Administrator”):

•	$442,215,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2035 (the “Class A Notes”);

•	$52,693,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2035 (the “Class A-S Notes”);

•	$49,595,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2035 (the “Class B Notes”);

•	$47,527,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2035 (the “Class C Notes”); and

•
$68,192,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2035 (the “Class D Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes, the “Offered Notes”).

The Offered Notes were placed by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC pursuant to a placement agency agreement dated as of April 26, 2018.
In addition to the Offered Notes, on the Closing Date, the Issuer issued, pursuant to the Indenture, $35,130,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes Due 2035 (the “Class E Notes”) and $37,195,000 aggregate principal amount of Class F Seventh Priority Secured Floating Rate Notes Due 2035 (the “Class F Notes” and, together with the Offered Notes and the Class E Notes, the “Notes”).
The Class E Notes and the Class F Notes were acquired by GPMT CLO Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Retention Holder”).
Concurrently with the issuance of the Notes, the Issuer also issued the following classes of preferred shares to Retention Holder:

•	94,020.414 shares of Class P Preferred Shares having a par value $0.001 per share (the “Class P Preferred Shares”);

•	1 share of Class X Preferred Shares having a par value $0.001 per share (the “Class X Preferred Shares”); and

•
1 share of Class R Preferred Shares having a par value U.S.$0.001 per share (the “Class P Preferred Shares” and together with the Class X Preferred Shares and the Class R Preferred Shares, the “Preferred Shares” and, together with the Notes, the “Securities”)

Retention Holder acquired the Class E Notes, the Class F Notes and the Preferred Shares in compliance with certain risk retention rules. The Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of May 9, 2018 (the “Preferred Share Paying Agency Agreement”), among the Issuer, Wells Fargo Bank, National Association, as paying agent, and MaplesFS Limited, as share registrar. The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral interests or other collateral securing the Notes.
The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes
Collateral
The Notes are secured by, among other things, (i)  certain whole mortgage loans (the “Whole Loans”) and fully-funded pari passu participations (the “Pari Passu Participations,” and, together with the Whole Loan, the “Collateral Interests”) in certain mortgage loans or (b) combinations of mortgage loans and mezzanine loans (the “Participated Loans” and, together with the Whole Loans, the “Commercial Real Estate Loans”), (ii) certain collection, payment, custodial, future funding reserve, unused proceeds and permitted companion participation acquisition accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) certain eligible investments set forth in the Indenture in which amounts in the accounts established under the Indenture may be invested, (iv) the Issuer’s rights under certain related agreements, (v) all amounts delivered to the Note Administrator (or its bailee) (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the Issuer has an interest, other than certain excepted property, (vii) the Issuer’s ownership interests in and rights in certain permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “Collateral”).
The Offered Notes are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer, and the Class E Notes and the Class F Notes are limited recourse obligations of the Issuer. The Co-Issuer owns no assets and will engage in no other business other than co-issuing the Offered Notes. To the extent that amounts are insufficient to meet payments due in respect of the Notes and expenses following liquidation of the Collateral, the obligations of the Issuer and the Co-Issuer to pay such deficiency will be extinguished.

The Collateral Interests were purchased by the Issuer from the Seller pursuant to a Collateral Interest Purchase Agreement, dated as of May 9, 2018 (the “Collateral Interest Purchase Agreement”), among the Seller, the Issuer and the Company. Pursuant to the Collateral Interest Purchase Agreement, the Seller made certain representations and warranties to the Issuer with respect to the Collateral Interests. In the event that a material breach of representation or warranty with respect to any Collateral Interest exists, the Seller will have to either (a) correct or cure such breach of representation or warranty in all material respects, within 90 days of discovery by the Seller or any party to the Indenture (to the extent such breach is capable of being corrected or cured), (b) subject to the consent of a majority of the holders of each class of Notes, voting separately (excluding any Notes held by the Seller or any of its affiliates), make a cash payment to the Issuer, or (c) repurchase such Collateral Interest at a repurchase price calculated as set forth in the Collateral Interest Purchase Agreement. The obligation of the Seller to repurchase a Collateral Interests in connection with a material breach of the representations and warranties pursuant to the Collateral Interest Purchase Agreement has been guaranteed by the Company.

The Servicing Agreement
The Mortgage Loans will be serviced by Wells Fargo Bank, National Association, a national banking association (the “Servicer”), and Trimont Real Estate Advisors, LLC, a Georgia limited liability company (the “Special Servicer”), pursuant to a servicing agreement, dated as of May 9, 2018 (the “Servicing Agreement”), by and among the Issuer, the Trustee, the Note Administrator, the Seller (as advancing agent), the Servicer, the Special Servicer and Park Bridge Lender Services LLC, a New York limited liability company (the “Operating Advisor”). Additionally, the Servicer has entered into a Sub-Servicing Agreement, dated as of May 9, 2018, with the Special Servicer, pursuant to which the Special Servicer will act as sub-servicer and perform certain of the servicing duties of the Servicer with respect to certain of the Commercial Real Estate Loans.
The Servicing Agreement will require each of the Servicer and Special Servicer to diligently service and administer the Commercial Real Estate Loans and any applicable mortgaged property acquired directly or indirectly by the Special Servicer for the benefit of the secured parties under the Indenture. In connection with their respective duties under the Servicing Agreement, the Servicer and the Special Servicer (or any replacement servicer or sub-servicer) will be entitled to monthly servicing and special servicing fees, as described in the Servicing Agreement.
The Operating Advisor is entitled to receive a monthly fee under the Servicing Agreement from amounts received in respect of the Collateral Interests owned by the Issuer, in an amount equal to one-twelfth of $20,000. The Operating Advisor may also be entitled to certain consulting and review fees as described in the Servicing Agreement.
The foregoing descriptions of the Indenture, the Preferred Share Paying Agency Agreement, the Collateral Interest Purchase Agreement and the Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the Preferred Share Paying Agency Agreement, the Collateral Interest Purchase Agreement and the Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Indenture, dated as of May 9, 2018, by and among GPMT 2018-FL1, Ltd., GPMT 2018-FL1 LLC, GPMT Seller LLC, Wilmington Trust, National Association and Wells Fargo Bank, National Association.
10.2	Preferred Share Paying Agency Agreement, dated as of May 9, 2018, by and among GPMT 2018-FL1, Ltd., Wells Fargo bank, National Association and MaplesFS Limited.
10.3	Collateral Interest Purchase Agreement, dated as of May 9, 2018, by and among GPMT Seller LLC, GPMT 2018-FL1, Ltd. and Granite Point Mortgage Trust Inc.
10.4
Servicing Agreement, dated as of May 9, 2018, by and among, GPMT 2018-FL1, Ltd., Wilmington Trust, National Association, Wells Fargo Bank, National Association, GPMT Seller LLC, Trimont Real Estate Advisors, LLC and Park Bridge Lender Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: May 15, 2018